Exhibit 10.21

ADIENT PLC
NON-EMPLOYEE DIRECTORS COMPENSATION SUMMARY
AND OWNERSHIP GUIDELINES
as Amended and Restated Effective as of October 1, 2018 (the “Effective Date”)

I.	Non-Employee Director Compensation. Compensation for non-employee members of the Board of Directors (the “Board”) of Adient plc (“Adient”) consists of the payment of:

(i)a retainer at the annual rate of USD $290,000 to each non-employee director in the form of USD $145,000 in cash (the “Cash Retainer Amount”) and USD $145,000 in ordinary shares of Adient (the “Share Retainer Amount”);

(ii)a Committee Chair fee at the annual rate of USD $10,000 in cash to each non-employee chair (each “Committee Chair”) and successor chair for the Audit, Corporate Governance, and Compensation Committees of the Board (the “Committee Chair Fee”);

(iii)during any time in which there is a non-employee chair of the Board (a “Board Chair”), a Board Chair fee at the annual rate of USD $170,000 in the form of USD $85,000 in cash (the “Board Chair Cash Fee Amount”) and USD $85,000 in ordinary shares of Adient (the “Board Chair Share Fee Amount”) to such Board Chair and any successor Board Chair, provided that the Board Chair shall not also receive a Committee Chair Fee as described above; and

(iv)during any time in which there is a non-employee lead director of the Board (a “Lead Director”), a Lead Director fee at the annual rate of USD $30,000 in cash to such Lead Director and any successor Lead Director (the “Lead Director Fee”), provided that the Lead Director shall not also receive a Committee Chair Fee as described above.

II.Payment of the Share Retainer Amount and the Board Chair Share Fee Amount. Adient will issue ordinary shares for the Share Retainer Amount to each non-employee director then in office, and will issue ordinary shares for the Board Chair Share Fee Amount to any Board Chair then serving, on (or as soon as practicable following) the date of each annual general meeting of shareholders (“AGM”), subject to the following:

(i)Director Retirement as of the AGM. If a director is retiring from the Board as of the date of such AGM, then the director will not be entitled to receive any ordinary shares for the Share Retainer Amount or the Board Chair Share Fee Amount.

(ii)Director Retirement Intention Announcement. If as of the date of such AGM a director has announced his or her intention to retire from the Board prior to the next AGM, then, rather than receiving the full Share Retainer Amount or the Board Chair Share Fee Amount, the director will receive ordinary shares with an aggregate value of (x) the number of days between the AGM and the intended effective date of the director’s retirement divided by (y) 365, multiplied by the Share Retainer Amount or the Board Chair Share Fee Amount, as applicable, representing payment for the period of the director’s service from the AGM until the intended effective date of the director’s retirement.

(iii)Director Departure Before Next AGM. If, after receiving the full Share Retainer Amount or the full Board Chair Share Fee Amount following an AGM, a director leaves the Board for any reason prior to the next AGM (other than as a result of death, disability or pursuant to an announced retirement as contemplated by the preceding paragraphs), then such director shall reimburse Adient for a pro-rata portion of such Share Retainer Amount or Board Chair Share Fee Amount by paying to Adient in cash an amount equal to (x) the quotient of (i) the number of days in the period from the date of the last AGM to the effective date of the director’s departure from the Board divided by (ii) 365, multiplied by (y) the product of (1) the total number of ordinary shares received as payment for such Share Retainer Amount or such Board Chair Share Fee Amount, as applicable, multiplied by (2) the closing market price of Adient’s ordinary shares on the effective date of the director’s departure from the Board.

(iv)Director Appointment Between AGMs. If a director is appointed as a director between AGMs, then, in addition to the ordinary shares for the full Share Retainer Amount paid at the first AGM following the director’s appointment, the director will be entitled to receive additional ordinary shares upon or as soon as reasonably practicable after the effective date of the director’s appointment with an aggregate value equal to (x) the number of days in the period from the effective date of the director’s appointment or election to the Board through such first AGM divided by (y) 365, multiplied by the Share Retainer Amount, representing payment for the period of the director’s service from the director’s appointment as a director until such AGM.

(v)Board Chair Appointment Between AGMs. If a director is appointed as Board Chair between AGMs, then, in addition to the ordinary shares for the full Board Chair Share Fee Amount paid at the first AGM following the director’s appointment as Board Chair, the director will be entitled to receive additional ordinary shares upon or as soon as reasonably practicable after the effective date of the director’s appointment with an aggregate value equal to (x) the number of days in the period from the effective date of the director’s appointment or election to the Board through such first AGM (or, if the date of such meeting is not known, through the anniversary of the date of the preceding AGM) divided by (y) 365, multiplied by the Board Chair Share Fee Amount, representing payment for the period of the director’s service from the director’s appointment as a director until such AGM.

The ordinary shares shall be issued under the Adient plc 2016 Director Share Plan, as in effect from time to time.
III.Payment of the Cash Retainer Amount and the Committee Chair Fee, Board Chair Cash Fee Amount or Lead Director Fee. Adient will pay the Cash Retainer Amount and the Committee Chair Fee, Board Chair Cash Fee Amount or Lead Director Fee in the form of an annual payment in advance, as soon as practicable after the date of each AGM. Payment of the Cash Retainer Amount, the Committee Chair Fee, the Board Chair Cash Fee Amount and the Lead Director Fee is subject to the following:

(i)Director Retirement as of the AGM. If a director is retiring from the Board as of the date of such AGM, then the director will not be entitled to receive any Cash Retainer Amount nor any Committee Chair Fee, Board Chair Cash Fee Amount or Lead Director Fee.

(ii)Director Retirement Intention Announcement. If as of the date of such AGM a director has announced his or her intention to retire from the Board prior to the next AGM, then, rather than receiving the full Cash Retainer Amount and, if applicable, the full Committee Chair Fee, Board Chair Cash Fee Amount or Lead Director Fee, the director will receive a cash payment equal to (x) the number of days between the AGMs and the intended effective date of the director’s retirement divided by (y) 365, multiplied by the sum of (a) the Cash Retainer Amount and, if applicable, (b) the Committee Chair Fee, the Board Chair Cash Fee Amount or the Lead Director Fee, representing payment for the period of the director’s service from the AGM until the intended effective date of the director’s retirement.

(iii)Director Departure Before Next AGM. If, after receiving the full Cash Retainer Amount, and, if applicable, the full Board Chair Cash Fee Amount or Lead Director Fee, following an AGM, a director leaves the Board for any reason prior to the next AGM (other than as a result of death, disability or pursuant to an announced retirement as contemplated by the preceding paragraphs), then such director shall reimburse Adient for a pro-rata portion of such amounts by paying to Adient in cash an amount equal to (x) the quotient of (i) the number of days in the period from the date of the last AGM to the effective date of the director’s departure from the Board divided by (ii) 365, multiplied by (y) the sum of (1) the Cash Retainer Amount and, if applicable (2) the Committee Chair Fee, the Board Chair Cash Fee Amount or the Lead Director Fee, as applicable.

(iv)Director Appointment Between AGMs. If a director is either elected or appointed to the Board or is appointed as a Committee Chair (or successor to a Committee Chair), Board Chair (or successor to a Board Chair) or Lead Director (or successor to a Lead Director) between AGMs, then in addition to receiving the full Cash Retainer Amount and, if applicable, the full Committee Chair Fee, Board Chair Cash Fee Amount or Lead Director Fee at the first AGM following such election or appointment, such director will be entitled to receive upon or as soon as reasonably practicable after the effective date of such election or appointment a prorated amount of the Cash Retainer Amount or any Committee Chair Fee, Board Chair Cash Fee Amount or Lead Director Fee with such amount to be determined in the manner set forth below, as applicable:

a.Cash Retainer Amount: The non-employee director shall receive a cash amount equal to (x) the quotient of (i) the number of days from the effective date of the appointment or election to the date of the AGM divided by (ii) 365, multiplied by (y) the full Cash Retainer Amount; and

b.Committee Chair Fee, Board Chair Cash Fee Amount or Lead Director Fee: The non-employee director shall receive a cash amount equal to (x) the quotient of (i) the number of days from the effective date of the appointment or election to the date of the AGM divided by (ii) 365, multiplied by (y) the full Committee Chair Fee for a Committee Chair, the full Board Chair Cash Fee Amount for the Board Chair or the full Lead Director Fee for the Lead Director.

IV.	Meeting Attendance Fees. Adient will not pay any fees for attendance at meetings of the Board or any committee.

V.Expense Reimbursement. Adient will also reimburse non-employee directors for any reasonable expenses related to their service on the Board.

VI.Withholding. Adient shall be entitled to withhold from the Cash Retainer Amount of each director an amount necessary to satisfy any tax withholding obligations with respect to the director’s Cash Retainer Amount, and Share Retainer Amount and

Board Chair Share Fee Amount, if applicable, and, if the Cash Retainer Amount is not sufficient to satisfy such tax withholding obligations, Adient shall be entitled to withhold from the Share Retainer Amount or the Board Chair Share Fee Amount any additional amount required, provided that the amount withheld with respect to the Share Retainer Amount or the Board Chair Share Fee Amount may not exceed the total maximum statutory tax rates associated with the transaction to the extent necessary to avoid adverse accounting treatment. Notwithstanding the foregoing or anything to the contrary in this document, in the event Adient is required to withhold any taxes or other amounts as a result of any payment hereunder, Adient may satisfy such tax obligations by withholding from the Cash Retainer Amount, the Share Retainer Amount, or any other amount owed by Adient to the applicable director the amount needed to satisfy any withholding obligations, provided that the amount withheld with respect to the Share Retainer Amount or the Board Chair Share Fee Amount may not exceed the total maximum statutory tax rates associated with the transaction to the extent necessary to avoid adverse accounting treatment.

VII.Ownership of Adient Ordinary Shares. All non-employee directors are required to hold an amount of Adient ordinary shares equal to five times the Cash Retainer Amount within five years of being elected or appointed to the Board.

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